UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2016

CADIZ INC.

(Exact name of Registrant as specified in charter)

Delaware	0-12114	77-0313235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

550 South Hope Street, Suite 2850

Los Angeles, California 90071

(Address of principal executive offices)

Registrant’s telephone number, including area code: (213) 271-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 1, 2016, Cadiz Inc. (“we” or “Cadiz”) entered into an underwriting agreement (the “Underwriting Agreement”) with B. Riley & Co., LLC, as the sole underwriter named therein (the “Underwriter”), relating to the issuance and sale of 1,000,000 shares of our common stock, par value $0.01 per share. The price to the public in this offering is $9.75 per share. Under the terms of the Underwriting Agreement, we also granted the Underwriter an option exercisable for 30 days from the closing date to purchase up to an additional 150,000 shares under the same terms.

After deducting underwriting discounts and commissions, we expect the net proceeds from the offering to be approximately $9.26 million, or approximately $10.65 million if the Underwriter exercises in full the option to purchase additional shares. We intend to use the net proceeds from the offering to fund our ongoing development of the Cadiz Valley Water Conservation, Recovery and Storage Project and for general corporate purposes, which may include business development activities, capital expenditures, working capital and general and administrative expenses.

The offering is scheduled to close on or about December 6, 2016, subject to customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and agreements by us, customary conditions to closing, indemnification obligations of us and the Underwriter, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The offering is being made pursuant to our registration statement on Form S-3 (Registration Statement No. 333-214318) previously filed with the Securities and Exchange Commission and declared effective November 14, 2016 and a related prospectus supplement filed with the Securities and Exchange Commission. The Underwriting Agreement is filed as Exhibit 1.1 to this report and the description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

A copy of the opinion of Mitchell Silberberg & Knupp LLP relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.

Item 7.01	Regulation FD Disclosure.

On November 30, 2016 and December 1, 2016, we issued press releases announcing the commencement and pricing of the public offering described in Item 1.01 of this Current Report on Form 8-K. The press releases are attached as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

The information disclosed under this Item 7.01, including Exhibit 99.1 and Exhibit 99.2 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) and shall not be deemed incorporated by reference into any filing made under the Securities Act or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement
5.1	Legal Opinion of Mitchell Silberberg & Knupp LLP
23.1	Consent of Mitchell Silberberg & Knupp LLP (included in Exhibit 5.1)
99.1	Press Release Issued November 30, 2016
99.2	Press Release Issued December 1, 2016

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 1, 2016	CADIZ INC.

	By:	/s/ Timothy Shaheen
Timothy Shaheen, Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement
5.1	Legal Opinion of Mitchell Silberberg & Knupp LLP
23.1	Consent of Mitchell Silberberg & Knupp LLP (included in Exhibit 5.1)
99.1	Press Release Issued November 30, 2016
99.2	Press Release Issued December 1, 2016

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